Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the inclusion by reference in this Registration Statement on Form S-8 (File No. 333-286348) and Form F-3 (File No. 333-292458) of NetClass Technology Inc of our report dated January 30, 2026, with respect to our audit of the consolidated financial statements of NetClass Technology Inc and Subsidiaries as of and for the year ended September 30, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Wei, Wei & Co., LLP

Flushing, New York

January 30, 2026